EXHIBIT 99.1

Wilhelmina International, Inc. Reports Earnings for First Quarter 2018

First Quarter Financial Highlights

(in thousands)	Q1 18 YTD	Q1 17 YTD	YOY Growth
Total Revenues	$ 19,716	$ 19,151	3.0%
Operating Income	364	101	260.4%
Income Before Provision for Taxes	319	21	*
Net Income	225	9	*
EBITDA**	580	267	117.2%
Adjusted EBITDA**	709	442	60.4%
Pre-Corporate EBITDA**	1,046	788	32.7%
*Not meaningful. **Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, May 11, 2018 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues for the first quarter of 2018 ended March 31, 2018 of $19.7 million compared to $19.2 million for the first quarter of 2017.  Net income for the first quarter of 2018 was $0.2 million, compared to $0.0 million in the first quarter of 2017.  Net cash used by operating activities was $0.4 million in the first quarter of 2018, compared to net cash used by operations of $1.5 million in the first quarter of 2017.  Pre-Corporate EBITDA was $1.0 million in the first quarter of 2018, compared to $0.8 million in the first quarter of 2017.

Mark Schwarz, Executive Chairman of Wilhelmina, said, “The first quarter of 2018 marked a return to revenue growth and the best pre-corporate EBITDA performance since the second quarter of 2016.   We experienced notable strength in our Los Angeles and London markets and see building momentum in Aperture, our full-service talent agency that was launched in the fourth quarter of 2016.”

William Wackermann, Chief Executive Officer of Wilhelmina, said, “Wilhelmina’s business performed well during the first quarter, as we grew revenue, margins, income, and all three EBITDA metrics compared to the same period last year.  Our results showed improvement across our core modeling boards.  Wilhelmina’s strategy is delivering results and we have established a good foundation for the remainder of the year.”

Financial Results

Net income was $225 thousand for the three months ended March 31, 2018 or $0.04 per fully diluted share, compared to net income of $0.0 million, or $0.00 per fully diluted share, for the three months ended March 31, 2017. Pre-Corporate EBITDA was $1.0 million and $0.8 million for the three months ended March 31, 2018 and 2017, respectively.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2018 and 2017.

(in thousands)	Three months ended
	March 31,
	2018	2017
Net income	$ 225	$ 9
Interest expense	25	29
Income tax expense	94	12
Amortization and depreciation	236	217
EBITDA	$ 580	$ 267
Foreign exchange (gain) loss	20	22
Loss from unconsolidated affiliate	-	29
Share-based payment expense	109	124
Adjusted EBITDA	$ 709	$ 442
Corporate overhead	337	346
Pre-Corporate EBITDA	$ 1,046	$ 788
Non-GAAP measures referenced are detailed in the disclosures at the end of this release

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2018, when compared to the three months ended March 31, 2017, were primarily the result of the following:

  Revenues net of model costs increased by 7.7% primarily due to an increase in core model bookings during the first three months of 2018;

  Salaries and service costs decreased by 2.1% for the three months ended in March 31, 2018 primarily due to changes in personnel to better align the number of employees at each Wilhelmina office with the needs of each geographic region, as well as a reduction in share based payment expense and more effective management of travel and entertainment expenses;

  Office and general expenses increased by 19.6% for the first three months of 2018 primarily due to increased legal expenses;

  Amortization and depreciation expense increased by 8.8% for the three months ended March 31, 2018, primarily due to new equipment being placed in service in recent months, which will be depreciated going forward;

  Corporate overhead expenses decreased 2.6% for the three months ended March 31, 2018, primarily due to lower corporate travel costs;

  The absence of loss from unconsolidated subsidiary for the three months ended March 31, 2018; and

  A reduction of the effective tax rate to 29.5% for the first quarter of 2018 compared to 57.1% for the same period of the prior year due to the reduction in the U.S. statutory tax rate, resulting from the U.S. Tax Cuts and Jobs Act.

Wilhelmina’s stock repurchase program enables it to repurchase up to an aggregate of 1,500,000 shares of common stock.  The shares may be repurchased from time to time in the open market or through privately negotiated transactions at prices deemed appropriate.  During the three months of 2018, 5,628 shares were repurchased under the stock repurchase program.  Since inception, 1,095,998 shares have been repurchased.  As of March 31, 2018, an additional 404,012 shares may yet be purchased under the Company’s stock repurchase program

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,564	$4,256
Accounts receivable, net of allowance for doubtful accounts of $2,209 and $2,171, respectively	15,141	13,627
Prepaid expenses and other current assets	243	180
Total current assets	18,948	18,063

Property and equipment, net of accumulated depreciation of $2,566 and $2,349, respectively	2,984	3,039

Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,628 and $8,609, respectively	109	128
Goodwill	13,192	13,192
Other assets	132	137

TOTAL ASSETS	$43,832	$43,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,146	$3,985
Due to models	10,612	10,190
Term loan - current	530	524
Total current liabilities	15,288	14,699

Long term liabilities:
Deferred income tax liability	532	521
Term loan - non-current	1,488	1,623
Total long-term liabilities	2,020	2,144

Total liabilities	17,308	16,843

Shareholders’ equity:
Common stock, $0.01 par value, 9,00,000 shares authorized; 6,472,038 shares issued at March 31, 2018 and December 31, 2017	65	65
Treasury stock, 1,095,998 and 1,090,370 at March 31, 2018 and December 31, 2017, at cost	(4,929)	(4,893)
Additional paid-in capital	88,001	87,892
Accumulated deficit	(56,660)	(56,885)
Accumulated other comprehensive loss	47	4
Total shareholders’ equity	26,524	26,183

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,832	$43,026

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three Months Ended March 31, 2018 and 2017
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Service revenues	$19,702	$19,123
License fees and other income	14	28
Total revenues	19,716	19,151

Model costs	13,842	13,699

Revenues net of model costs	5,874	5,452

Operating expenses:
Salaries and service costs	3,559	3,636
Office and general expenses	1,378	1,152
Amortization and depreciation	236	217
Corporate overhead	337	346
Total operating expenses	5,510	5,351
Operating income	364	101

Other income (expense):
Foreign exchange loss	(20)	(22)
Interest expense	(25)	(29)
Loss from unconsolidated affiliate	-	(29)
Total other expense	(45)	(80)

Income before provision for income taxes	319	21

Provision for income taxes: (expense) benefit:
Current	(84)	(60)
Deferred	(10)	48
Income tax expense	(94)	(12)

Net income	$225	$9
Other comprehensive income:
Foreign currency translation income	43	45
Total comprehensive income	$268	$54

Basic income per common share	$0.04	$0.00
Diluted income per common share	$0.04	$0.00

Weighted average common shares outstanding-basic	5,381	5,382
Weighted average common shares outstanding-diluted	5,402	5,399

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Three Months Ended March 31, 2018 and 2017
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income:	$225	$9
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	236	217
Share based payment expense	109	124
Deferred income taxes	11	(46)
Bad debt expense	45	38
Changes in operating assets and liabilities:
Accounts receivable	(1,559)	(1,576)
Prepaid expenses and other current assets	(63)	500
Other assets	5	39
Due to models	422	413
Accounts payable and accrued liabilities	161	(1,079)
Contingent liability to seller	-	(97)
Net cash used by operating activities	(408)	(1,458)

Cash flows from investing activities:
Purchases of property and equipment	(162)	(254)
Net cash used in investing activities	(162)	(254)

Cash flows from financing activities:
Purchases of treasury stock	(36)	-
Repayment of term loan	(129)	(124)
Net cash used in financing activities	(165)	(124)

Foreign currency effect on cash flows:	43	45

Net change in cash and cash equivalents:	(692)	(1,791)
Cash and cash equivalents, beginning of period	4,256	5,688
Cash and cash equivalents, end of period	$3,564	$3,897

Supplemental disclosures of cash flow information:
Cash paid for interest	$24	$29
Cash refund of income taxes	$10	$69

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus gain/loss from unconsolidated affiliate plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, SEC compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the quarter ended March 31, 2018 filed with the Securities and Exchange Commission on May 11, 2018.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should not place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, and its other subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT: Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com